                                  Exhibit 11

                           Graphic Industries, Inc.

                       Computation of Earnings Per Share

                                           YEAR ENDED JANUARY 31
                                ----------------------------------------------
                                     1995             1994          1993
                                ----------------------------------------------

COMPUTATION FOR STATEMENT OF
 INCOME
Weighted average common shares
 outstanding (1)                   10,556,833     10,031,893     9,752,295
                                ==============================================

Net income                        $ 8,405,734    $ 6,500,470    $3,718,889
                                ==============================================

Net income per common share       $       .80    $       .65    $      .38
                                ==============================================

                                  Exhibit 11

                           Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)

                                                 YEAR ENDED JANUARY 31
                                  ----------------------------------------------
                                        1995            1994          1993
                                  ----------------------------------------------

ADDITIONAL PRIMARY COMPUTATION
 (2)
Additional adjustment to weighted
 average number of shares
 outstanding:
   Weighted average number of
    shares outstanding, per
    primary computation above        10,556,833      10,031,893     9,752,295
   Add dilutive effect of
    outstanding options (as
    determined by the application
    of the treasury stock method)
    (3)                                  78,425          94,745            --
                                  ----------------------------------------------
   Weighted average number of
    shares outstanding, as
    adjusted                         10,635,258      10,126,638     9,752,295
                                  ==============================================
 Net income per common share, as
  adjusted                          $       .79     $       .64    $      .38
                                  ==============================================

                                  Exhibit 11

                           Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)

                                            YEAR ENDED JANUARY 31
                                ------------------------------------------------
                                      1995            1994           1993
                                ------------------------------------------------

COMPUTATION FOR STATEMENT OF
 INCOME
Fully diluted computation:
 Net income                         $8,405,734      $6,500,470    $3,718,889
 Add interest on 7% convertible
  subordinated debentures (4)          897,791         902,156       902,156
                                ------------------------------------------------
                                    $9,303,525      $7,402,626    $4,621,045
                                ================================================

Weighted average number of
 shares outstanding                 10,556,833      10,031,893     9,752,295
Add common shares applicable to
 assumed conversion of 7%
 convertible subordinated
 debentures                          1,279,200       1,279,200     1,279,200
                                ------------------------------------------------
Weighted average number of
 shares outstanding, as adjusted
 (5)                                11,836,033      11,405,838    11,031,495
                                ================================================

Fully diluted net income per
 common share (6)                  $       .79     $       .65   $       .38
                                ================================================

                                  Exhibit 11

                           Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)


(1) No significant dilutive common stock equivalents were outstanding in any year.

(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(3) The effect of outstanding options is antidilutive or would not materially dilute net income per share for 1993 and, therefore, is not included in the primary earnings per share calculation.

(4) Net of income tax effect.

(5) The effect of outstanding options and convertible subordinated debentures for 1994 and 1993 is antidilutive or would not materially dilute net income per share.

(6) Fully diluted earnings per share for 1994 and 1993, as computed, were not dilutive and, therefore, equal primary earnings per share.



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